$125
pm

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

SEP 24 1998

No. C22631-98

DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF

Hollywood Entertainment Network, Inc.

1. **Name of Company:**

Hollywood Entertainment Network, Inc.

2. **Resident Agent:**

The resident agent of the Company is: Nevada Internet Corporation Enterprises, Inc.
3110 S. Valley View, Suite 201
Las Vegas, Nevada 89102

3. **Board of Directors:**

The Company shall initially have one director (1) who is Howard Allen, 1511 Dab Court, Walnut, CA 91789. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. **Authorized Shares:**

The aggregate number of shares which the corporation shall have authority to issue shall consist of 25,000,000 shares of Common Stock having a $.001 par value The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. **Preemptive Rights and Assessment of Shares:**

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

Incorporation Continued

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on Thursday, September 24, 1998, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name: Thomas C. Cook, Esq.
Address: 3110 S. Valley View, Suite 201
Las Vegas, Nevada 89102

Signature: [signature]

State of Nevada)
County of Clark)

This instrument was acknowledged before me on September 24, 1998, by Thomas C. Cook.

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
MATTHEW J. BLEVINS
No. 98-0320-1
My Appointment Expires Jan. 14, 2002

[signature]
Notary Public Signature

Certificate of Acceptance of Appointment as Resident Agent: I, TED D. CAMPBELL II, as a principal of Nevada Internet Corporation Enterprises ("NICE"), hereby accept appointment of NICE as the resident agent for the above referenced company.

Signature: [signature]
Ted D. Campbell II

RECEIVED
SEP 24 1998
SECRETARY OF STATE

FILED ... IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

MAY 2 6 2000

No. C22631-98

Dean Heller

DEAN HELLER, SECRETARY OF STATE

$175

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, Donald Jackson, President I, Howard Allen, Secretary of Hollywood Entertainment Network, Inc., certify that:

1. They are the duly elected President and Secretary of Hollywood Entertainment Network, Inc., Charter No. C2263198, a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on September 24, 1998.

3. As of the date of this certificate, there were eleven million one hundred ninety nine thousand one hundred eighty (11,199,180) shares of Common Stock issued and outstanding.

4. That on May 23, 2000, a written consent of the shareholders of Hollywood Entertainment Network, Inc. who hold nine million nine hundred thousand (9,900,000) shares was executed approved the following amendments to the Articles of Incorporation:

ARTICLE 1 is amended to read as follows:

FIRST: The name of the company shall be *The Cyber Group Network Corporation*

ARTICLE 4 is amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value and 5,000,000 shares of Preferred Stock having a $0.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. The Preferred Stock authorized may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any series.

DATED: May 23, 2000.

Donald Jackson, President	Howard Allen, Secretary
This instrument was acknowledged before me on this 25th day of May, 2000, by Donald Jackson.	This instrument was acknowledged before me on this ___ day of May, 2000 by Howard Allen.
(Notary Public Signature)	(Notary Public Signature)

ORLANDO O. PEREZ
Commission # 1186862
Notary Public - California
Los Angeles County
My Comm. Expires Jun 13, 2002

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, Donald Jackson, President I, Howard Allen, Secretary of Hollywood Entertainment Network, Inc., certify that:

1. They are the duly elected President and Secretary of Hollywood Entertainment Network, Inc., Charter No. C2263198, a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on September 24, 1998.

3. As of the date of this certificate, there were eleven million one hundred ninety nine thousand one hundred eighty (11,199,180) shares of Common Stock issued and outstanding.

4. That on May 23, 2000, a written consent of the shareholders of Hollywood Entertainment Network, Inc. who hold nine million nine hundred thousand (9,900,000) shares was executed approved the following amendments to the Articles of Incorporation:

ARTICLE 1 is amended to read as follows:

FIRST: The name of the company shall be *The Cyber Group Network Corporation*

ARTICLE 4 is amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value and 5,000,000 shares of Preferred Stock having a $0.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. The Preferred Stock authorized may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any series.

DATED: May 23, 2000.

RECEIVED MAY 26 2000 SECRETARY OF STATE

Donald Jackson, President

This instrument was acknowledged before me on this ____ day of May, 2000, by Donald Jackson.

(Notary Public Signature)

Howard Allen, Secretary

This instrument was acknowledged before me on this 25 day of May, 2000 by Howard Allen.

(Notary Public Signature)

KATHY RUST
NOTARY PUBLIC - CALIFORNIA
COMMISSION # 1110815
LOS ANGELES COUNTY
My Comm. Exp. Sept. 4, 2000

12-14-00 11:16 FAX 3054461520 KINKOS CABLES

FILED # C22631-98

DEC 2 0 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

($125)

ARTICLES OF MERGER

FILED PURSUANT TO CHAPTER 92A, NEVADA REVISED STATUTES

These Articles Of Merger (the "Articles"), dated as of December 7, 2000, between The Cyber Group Network Corp., a Nevada corporation (the "Surviving Corporation/The Cyber Group"), and CGN Acquisitions Corporation, a Nevada corporation, ("Cyber Acquisition"), the two corporations being herein sometimes collectively called the "Constituent Corporations."

WITNESSETH:

WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada, with its principal place of business at 720 East Carnegie Drive, Suite 200, San Bernadino, California 92408;

WHEREAS, Cyber Acquisition is a corporation duly organized and existing under the laws of the State of Nevada, with its principal place of business at 720 East Carnegie Drive, Suite 200, San Bernadino, California 92408;

WHEREAS, 100% of the issued and outstanding capital stock of Cyber Acquisition is owned by The Cyber Group; and

WHEREAS, the Boards of Directors of the Constituent Corporations hereto deem it desirable, upon the terms and subject to the conditions herein stated, that Cyber Acquisition be merged with and into The Cyber Group and that The Cyber Group be the Surviving Corporation as outlined herein.

NOW THEREFORE, it is agreed as follows:

Section 1.

Plan of Merger, Requisite Approvals, and Manner and Basis for Converting Shares.

1.1 As noted above, prior to the merger, The Cyber Group, the Surviving Corporation, owned 100% of the issued and outstanding capital stock of Cyber Acquisition, and this merger is being undertaken pursuant to Section 92A.180, NRS, which permits the merger of a wholly-owned domestic subsidiary (i.e., Cyber Acquisition) into its Parent (i.e., The Cyber Group, the Surviving Corporation) without the approval of the owners of the Parent or the owners of the domestic wholly-owned subsidiary (i.e., Cyber Acquisition).

Consequently, pursuant to Section 92A.200.3, NRS, a statement is hereby made that the

E0101-38989

approval of the Plan of Merger by the owners of the Parent or of the wholly-owned subsidiary was not required.

Furthermore, pursuant to Section 92A.180.3. NRS, The Cyber Group, as the sole shareholder of its subsidiary, the Cyber Acquisition, has, and does hereby waive, the Plan Summary notice and mailing requirements set forth in Section 92A.180. NRS.

1.2 The Constituent Corporations have entered into a Plan of Merger Agreement (the "Plan") of which these Articles of Merger are a part, and said Plan has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the Law of Nevada. Said Plan is on file at the principal place of business of the Surviving Corporation located at

720 East Carnegie Drive,
Suite 200
San Bernadino, California 92408

A copy of said Plan will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of the Constituent Corporations.

1.3 Pursuant To Chapter 92A, NRS, the Plan was submitted to the Directors of The Cyber Group and of Cyber Acquisition, and the Plan was unanimously approved by the Directors of both Constituent Corporations.

1.4 In accordance with the provisions of these Articles and the requirements of applicable law, Cyber Acquisition shall be merged with and into the Surviving Corporation at the Effective Date (as defined in Section 2 hereof). The Cyber Group shall be the Surviving Corporation, and the separate existence of Cyber Acquisition shall cease at the Effective Date. Consummation of the Merger shall be on the terms and subject to the conditions set forth herein.

1.5 At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Nevada corporation, and

(i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

(ii) all debts due to either of the Constituent Corporations, on whatever account, all choses in action, and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

(iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property effected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

1.6 At the Effective Date,

(i) the Articles of Incorporation and the Bylaws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation; and

(ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall remain the same.

1.7 On the Effective Date,

(i) Cyber Acquisition's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due December 5, 2002 (the "Cyber Acquisition Debenture"), together with underlying shares of Cyber Acquisition's Common Stock, Par Value $0.001 per share (the "Cyber Acquisition Common Stock"), into which the Cyber Acquisition Debenture is convertible from time to time, shall be converted into an identical Cyber Group debenture (the "The Cyber Group Debenture"), together with shares of underlying Common Stock, Par Value $0.001 per share, of The Cyber Group into which the new Cyber Group Debenture may be converted (the "The Cyber Group Common Stock"); and

(ii) All of the issued and outstanding shares of the Common Stock, Par Value $0.001 per share, of Cyber Acquisition held by The Cyber Group may, by virtue of this Merger, and without any further action of The Cyber Group, be canceled simultaneously with the effectiveness of this Merger

1.8 Subject to Section 1.7, above, each holder of a certificate representing issued and outstanding securities of Cyber Acquisition immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to The Cyber Group after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of The Cyber Group as described in Section 1.7 above. Until actually surrendered, each such Cyber Acquisition certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of securities of The Cyber Group.

1.9 If any certificate representing a The Cyber Group security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to The Cyber Group or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a The Cyber Group security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of The Cyber Group or its transfer agent that such tax has been paid or is not applicable.

Section 2.

Effective Date

2.1 The Merger shall become effective upon the filing of these Articles with the Secretary of State of the State of Nevada, herein sometimes referred to as the "Effective Date."

Section 3.

Mutual Assistance

3.1 Each of the Constituent Corporations hereby covenants to mutually assist the other and to take all action reasonably necessary to accomplish and effectuate the terms hereof.

Section 4.

Amendment, Termination and Counterpart Signatures

4.1 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be amended by the Boards of Directors of the Surviving Corporation and Cyber Acquisition, to the extent permitted by state law notwithstanding any previously favorable action on the Merger by the Directors of either or both of the Constituent Corporations with respect to any of the terms contained.

4.2 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be terminated and abandoned by the Board of Directors of either the Surviving Corporation or Cyber Acquisition notwithstanding any previously favorable action on the Merger by the Directors of either or both of the Constituent Corporations.

4.3 These Articles may be executed in two or more counterparts, each of which shall be

deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.

Appointment of Agent for Service of Process

5.1 Pursuant to Section 92A.190.2 (a), The Cyber Group, as the Surviving Corporation does hereby agree that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Surviving corporation or Cyber Acquisition arising from this Merger, including any suit or any other proceeding to enforce the rights of any shareholders as determined in appraisal proceedings pursuant to the corporate law of the State of Nevada, and does hereby irrevocably appoint the Secretary of State of the State of Nevada as its agent to accept service of process in any such suit or other proceedings and does hereby specify that the address to which a copy of such process shall be made by the Secretary of State of the State of Nevada is

Pacific Stock Transfer Company
5844 South Pecos Road
Las Vegas, Nevada 89120

Attention: Shelley Godfrey

Section 6.

6.1 Pursuant to Section 92A.190.2 (b), NRS, as the Surviving foreign entity, The Cyber Group agrees that it will promptly pay to the dissenting owners of the domestic entity (i.e., the Cyber Acquisition owner) the amount, if any, to which it is entitled under or created pursuant to Sections 92A.300 through 92A.500, NRS, inclusive.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by an executive officer of each of them pursuant to authority given by their respective Boards of Directors.

SIGNATURES BEGIN ON THE FOLLOWING PAGE

As to The Cyber Group

Approved by its Board of Directors on December 7, 2000.

THE CYBER GROUP NETWORK CORP.

By: ______________________ ATTEST: ______________________
Thomas Hobson, President

By: ______________________ ATTEST: ______________________
Leah Cunningham, Secretary

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ~~SAN BERNARDINO~~ Los Angeles

Before me, the Undersigned Notary Public, personally appeared Thomas Hobson, who, being personally known to me, or who produced the following identification CDL N5521354, and who being duly sworn and under oath, deposed and said that he is the President of The Cyber Group Network Corp., a Nevada corporation, and that he signed the foregoing Articles of Merger between The Cyber Group Network Corp., and CGN Acquisitions Corporation, a Nevada corporation, on behalf of The Cyber Group Network Corp, as its President.

____
Notary Public State of California

My Commission Expires: 7-20-01

ROBERT L. COTTO
Comm. # 1147758
NOTARY PUBLIC-CALIFORNIA
Los Angeles County
My Comm. Expires July 20, 2001

SIGNATURES CONTINUE ON THE FOLLOWING PAGE

As to Cyber Acquisition

Approved by its Board of Directors and by its Shareholders on December 7,2000.

CGN ACQUISITIONS CORPORATION

By: ____________________ ATTEST: ____________________
Thomas Hobson, President

By: ____________________ ATTEST: ____________________
Leah Cunningham, Secretary

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF SAN BERNADINO

Before me, the Undersigned Notary Public, personally appeared Thomas Hobson, who, being personally known to me, or who produced the following identification ____________________, and who being duly sworn and under oath, deposed and said that he is the President of CGN Acquisitions Corporation, a Nevada corporation, and that he signed the foregoing Articles of Merger between CGN Acquisitions Corporation, and The Cyber Group Network Corp., a Nevada corporation, on behalf of CGN Acquisitions Corporation, as its President.

____
Notary Public State of California

My Commission Expires: ____________

01/09/01 10:58 FAX 7026183500

FILED # C22631-98

JAN 31 2001

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

$100

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

I, Thomas Hobson, President and I, Leah Cunningham, Secretary of The Cyber Group Network Corporation, certify that:

1. He is the duly elected President and Secretary of The Cyber Group Network Corporation Charter No. C-22631-1998. a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on September 24, 1998.

3. As of the date of this certificate, there were 34,000,000 shares of Common Stock issued and outstanding.

4. That on November 15, 2000, the Shareholders by a majority vote approved the motion brought before them by the Board of Directors to amend the Articles of Incorporation as follows:

4. **Authorized Shares:**

The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock having a $.001 par value, as well as 20,000,000 shares of Preferred Stock having a $0.001 par value. The Common and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

DATED. January 11, 2001.

Thomas Hobson, President

Leah Cunningham, Secretary

This instrument was acknowledged before me on this 11 day of January, 2001, by Thomas Hobson.

(Notary Public Signature)

SUE SMITH
COMM. #1152648
NOTARY PUBLIC CALIFORNIA
SAN BERNARDINO COUNTY
My Comm. Expires Aug 29, 2001

This instrument was acknowledged before me on this 17th day of January, 2001, by Leah Cunningham.

(Notary Public Signature)

LINDA S. WILLIAMS
Commission # 1246038
Notary Public - California
San Bernardino County
My Comm. Expires Dec 18, 2003

FILED # C 22631-98

JAN 3 1 2002

IN THE OFFICE OF [illegible] SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, Gregory Evans, Chief Executive Officer and I, Danette Garrett, Secretary of The Cyber Group Network Corporation, certify that:

1. They are the duly elected President and Secretary, respectively, of The Cyber Group Network Corporation Charter No. C-22631-1998, a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on September 24, 1998.

3. On June 25, 2001, at a duly noticed Special Meeting of the Shareholders, 41,000,000 of the then issued and outstanding 52,988,144 shares of Common Stock voted in favor of the following amendment of the Articles of Incorporation.

4. Article 4 of the Articles of Incorporation are hereby amended as follows:

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $.001 par value, as well as 50,000,000 shares of Preferred Stock having a $.001 par value. The Common and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

DATED: January 31, 2002.

Gregory Evans, Chief Executive Officer

Danette Garrett, Secretary

This instrument was acknowledged before me on this ____ day of January, 2002, by Gregory Evans.

(Notary Public Signature)

This instrument was acknowledged before me on this ___ day of January, 2002 by Danette Garrett.

(Notary Public Signature)

ALL-PURPOSE ACKNOWLEDGEMENT

State of California
County of SAN BERNARDINO } ss.

On 1-31-02 (DATE) before me, J. VICK, NOTARY PUBLIC (NOTARY)
personally appeared GREGORY EVANS & DANETTE GARRETT (SIGNER(S))

☑ personally known to me - OR - ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

J. VICK
Comm. #1278472
NOTARY PUBLIC-CALIFORNIA
San Bernardino County
My Comm. Expires Dec 12, 2004

WITNESS my hand and official seal.

NOTARY'S SIGNATURE

OPTIONAL INFORMATION

The information below is not required by law. However, it could prevent fraudulent attachment of this acknowledgement to an unauthorized document.

CAPACITY CLAIMED BY SIGNER (PRINCIPAL)

☐ INDIVIDUAL
☑ CORPORATE OFFICER

TITLE(S)

☐ PARTNER(S)
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

DESCRIPTION OF ATTACHED DOCUMENT

CERT. OF AMENDMENT OF ARTICLES & CORP
TITLE OR TYPE OF DOCUMENT

1
NUMBER OF PAGES

1-31-02
DATE OF DOCUMENT

OTHER

RIGHT THUMBPRINT OF SIGNER

Top of thumbprint here

(150.00) Pe
Invoice

Certificate of Action Pursuant to Nevada Revised Statues §78.207, 78. 209, and 78.765.

THE CYBER GROUP NETWORK CORPORATION
A Nevada Corporation

1. Pursuant to Nevada Revised Statues §78.207, 78. 209, and 78.765, THE CYBER GROUP NETWORK CORPORATION, a Nevada corporation, hereby effects a 1:15 reverse split of its common stock effective upon the filing of this certificate with the Secretary of State of Nevada.

2. The current number of authorized shares of common stock and the par value of common stock before the 1:15 reverse split is 500,000,000 shares of common stock, par value $.001 per share.

3. The number of authorized shares of common stock and the par value of common stock after the reverse split will be 33,333,333 shares of common stock, par value $.001 per share.

4. The number of shares of common stock to be issued after the reverse split in exchange for each issued share of the same class or series of common stock is one-fifteenth (1/15) share of common stock. Fractional shares outstanding after the reverse split will be rounded up.

5. The current number of authorized shares of preferred stock and the par value of preferred stock is 50,000,000 shares of preferred, par value $.001 per share. The preferred stock is NOT being reverse split and therefore will remain unchanged at 50,000,000 shares of preferred stock, par value $.001 per share.

6. This certificate of action is authorized by Nevada Revised Statues §78.207, 78. 209, and 78.765, and was authorized by the company's board of directors, and does not require any other approval.

7. This certificate shall be effective upon filing with the Secretary of State of Nevada.

[Signature and Notary Seal Appear on the Next Page]

FILED # C 22631-98

FEB 15 2002

IN THE OFFICE OF

(date) 2-14-02 (signed) [signature]
Gregory D. Evans, Chief Executive Officer

State of California
County of San Bernardino

On (date) 2-14-02 before me, (notary name) Daniel C. Jones
Personally appeared Gregory D. Evans,
☐ personally known to me
-or-
☑ proved to me on the basis of satisfactory evidence to be the person whose names is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(notary seal) (notary signature) [signature]

DANIEL C. JONES
Comm. # 1270233
NOTARY PUBLIC-CALIFORNIA
San Bernardino County
My Comm. Expires July 9, 2004

Reference: Certificate of Action – Cyber Group

FILED # C22631-98

MAR 06 2002 $200

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

I, Gregory Evans, Chief Executive Officer and I, Danette Garrett, Secretary of The Cyber Group Network Corporation, certify that:

1. They are the duly elected President and Secretary, respectively, of The Cyber Group Network Corporation Charter No. C-22631-1998, a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on September 24, 1998.

3. On March 4, 2002, pursuant to a duly recorded action of the shareholders without a meeting of the shareholders pursuant to NRS 78.320, 17,400,000 of the then issued and outstanding 30,812,811 shares of Common Stock consented to the following amendment of the Articles of Incorporation.

4. Article 4 of the Articles of Incorporation are hereby amended as follows:

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $.001 par value, as well as 50,000,000 shares of Preferred Stock having a $.001 par value. The Common and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

DATED: March 5, 2002.

Gregory Evans, Chief Executive Officer

Dannette Garrett, Secretary

This instrument was acknowledged before me on this 5 day of March, 2002, by Gregory Evans.

(Notary Public Signature)

This instrument was acknowledged before me on this 5 day of March, 2002 by Dannette Garrett.

(Notary Public Signature)

DANIEL C. JONES
Comm. # 1270239
NOTARY PUBLIC-CALIFORNIA
San Bernardino County
My Comm. Expires July 8, 2004

State of California
County of SAN BERNARDINO

On 3-5-02 before me, DANIEL C. JONES
(DATE) (NAME/TITLE OF OFFICER-i.e. "JANE DOE, NOTARY PUBLIC")

personally appeared GREGORY EVANS AND
(NAME(S) OF SIGNER(S))

ANNETTE GARRETT

☐ personally known to me -OR- ☒ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

DANIEL C. JONES
Comm. # 1270239
NOTARY PUBLIC-CALIFORNIA
San Bernardino County
My Comm. Expires July 8, 2004

Witness my hand and official seal.

(SEAL)

(SIGNATURE OF NOTARY)

RIGHT THUMBPRINT (Optional)

TOP OF THUMB HERE

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☐ CORPORATE ____
OFFICER(S) ____ (TITLES)
☐ PARTNER(S) ☐ LIMITED ☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ____

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies))

RIGHT THUMBPRINT (Optional)

TOP OF THUMB HERE

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☐ CORPORATE ____
OFFICER(S) ____ (TITLES)
☐ PARTNER(S) ☐ LIMITED ☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ____

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies))

ATTENTION NOTARY

The information requested below and in the column to the right is OPTIONAL. Recording of this document is not required by law and is also optional. It could, however, prevent fraudulent attachment of this certificate to any unauthorized document.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Title or Type of Document Certificate of Amendment
Number of Pages ____ Date of Document March 5, 2002
Signer(s) Other Than Named Above ____

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22631-1998
Document Number:
20050524518-72

Date Filed:
11/2/2005 1:30:14 PM
In the office of
[signature]
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

THE CYBER GROUP NETWORK CORPORATION

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

The Company is designating Forty Eight Million (48,000,000) of the authorized shares of Preferred Stock designated as "Series B Convertible Preferred Stock." The conversion provisions and voting rights are summarized as follows (PLEASE SEE ATTACHED EXHIBIT "A" FOR ADDITIONAL PREFERENCES, RIGHTS, AND RESTRICTIONS ON THESE SHARES):

CONVERSION: Upon the effective date of the Company's filing of an amendment to its Articles of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue [illegible] Series B Preferred [illegible] ("Conversion Event"), each share of Series B Preferred outstanding shall automatically convert. The Total Aggregate Number of Series B Preferred [illegible] the Company's common stock [illegible] of the Series B Preferred shall receive their share of the Company's common stock, as converted, [illegible] in proportion to their ownership of shares of the Series B Preferred.

VOTING RIGHTS: (a) Except as otherwise provided herein or by law, each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred will be converted [illegible] at each meeting of the stockholders of the Company [illegible] with respect to any and all matters presented to the stockholders of the Company [illegible] and shall be entitled to vote, together with holders of Common Stock as a single class [illegible]; (b) for so long as any shares of Series B Preferred remain outstanding, [illegible] the holders of at least a majority in interest of the outstanding Series B Preferred voting as a separate class shall be necessary for any amendment, alteration, or repeal of any provision of the Company's Articles of Incorporation (including this Certificate of Designation) or any other corporate action [illegible] voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred [illegible]; and (c) for so long as any shares of Series B Preferred remain outstanding, the authorized number of the Board of Directors of the Company shall consist of six (6) members and the holders of Series B Preferred, voting together as a separate class, shall be entitled to elect four (4) members of the Board of Directors (the "Preferred Stock Director-Designees"), the holders of Common Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors. In the event of a vacancy in the office of any director elected by the holders of any class, a successor shall be elected to hold office for the unexpired term of such director by the holders of shares of such separate class.

3. Effective date of filing (optional): 11/1/05

(must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature], C.E.O.

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

EXHIBIT "A"

CERTIFICATE OF DESIGNATION

of

SERIES B CONVERTIBLE PREFERRED STOCK

of

CYBER GROUP NETWORK CORPORATION

(Adopted pursuant to Section 78-1955 of the General Corporation Law of Nevada)

The undersigned hereby certifies that the Board of Directors of CYBER GROUP NETWORK CORPORATION, a Nevada corporation (the "Company"), duly adopted the following resolutions effective as of October 31, 2005:

WHEREAS, the Articles of Incorporation of the Company, as amended, authorizes the Preferred Stock of the Company to be issued in series and authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series; and

WHEREAS, the Board of Directors desires, pursuant to its authority, to fix the terms of a series of Preferred Stock, the number of shares constituting that series, and the designation of that series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to a series of Preferred Stock as follows:

A. Forty Eight Million (48,000,000) of the authorized shares of Preferred Stock are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred").

B. Rights and Preferences of Series B Preferred. The rights, preferences, privileges, restrictions and other matters relating to the Series B Preferred are as follows:

1. Voting Rights.

(a) Except as otherwise provided herein or by law, each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred will be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of the stockholders of the Company (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration, and shall be entitled notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Company, and except as provided in Section 1(b), shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote.

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(b) For so long as any shares of Series B Preferred remains outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority in interest of the outstanding Series B Preferred voting as a separate class shall be necessary for any amendment, alteration, or repeal of any provision of the Company's Articles of Incorporation (including this Certificate of Designation) or any other corporate action that requires shareholder vote or consent, including but not limited to corporate action that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred so as to affect them adversely.

(c) For so long as any shares of Series B Preferred remains outstanding, the authorized number of the Board of Directors of the Company shall consist of six (6) members and the holders of Series B Preferred, voting together as a separate class, shall be entitled to elect four (4) members of the Board of Directors (the "Preferred Stock Director-Designee"), the holders of Common Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors. In the event of a vacancy in the office of any director elected by the holders of any class, a successor shall be elected to hold office for the unexpired term of such director by the holders of shares of such separate class.

2. Conversion. The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock (the "Conversion Rights"):

(a) Mandatory Conversion. Upon the effective date of the Company's filing of an amendment to its Articles of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue sufficient to permit full conversion of all Series B Preferred shares into shares of common stock ("Conversion Event"), each share of Series B Preferred outstanding shall automatically convert into the number of shares of the Company's Common Stock as set forth in Section 2(b) hereof.

(b) Conversion Rate. The Total Aggregate Number of Series B Preferred outstanding shall be converted upon the Conversion Event into an amount of shares of the Company's common stock equal to 89.5% of the total outstanding shares of the Company's common stock at the time of conversion; each holder of the Series B Preferred shall receive their share of the Company's common stock, as converted, pro-rata, in proportion to their ownership of shares of the Series B Preferred.

(c) Mechanics of Conversion. On the date of the Conversion Event each certificate representing shares of Series B Preferred outstanding shall automatically, without any further action on the part of the holder, be deemed to represent such number of shares of Common Stock such shares of Series B Preferred are convertible into and the holders of Series B Preferred shall thereafter be treated for all purposes as the record holder of such shares of Common Stock. If any holder of shares of Series B Preferred desires, it may surrender its certificate representing its Series B Preferred Stock to the Company or the Company's transfer agent for the Series B Preferred and the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder's shares of Series B Preferred have been converted and shall promptly pay in cash the value of any fractional share of Common Stock otherwise issuable to any holder of Series B Preferred (determined based on the closing price of the Company's Common Stock on the date of the Conversion Event) as set forth in Section 2(j) below. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Company

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or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(e) Adjustment for Stock Splits and Combinations. Any subdivision, combination, stock dividend or distribution or other similar adjustment of the capital stock of the Company at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") but before the full conversion of the Series B Preferred shall have no effect on the conversion rate as set forth in Section 2(b) and the Total Aggregate Number of Series B Preferred outstanding shall be converted upon the Conversion Event into an amount of shares of the Company's common stock equal to 89.5% of the total outstanding shares of the Company's common stock (as adjusted) at the time of conversion; each holder of the Series B Preferred shall receive their share of the Company's common stock, as converted, pro-rata, in proportion to their ownership of shares of the Series B Preferred.

(f) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(g) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Company with or into another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation or merger.

(h) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment.

(i) Notice of Record Date. If prior to the occurrence of the Conversion Event:

(i) the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

(ii) the Company subdivides or combines its outstanding shares of Common Stock;

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(iii) there is any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation; or

(iv) there is a Liquidation of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing price of the Company's Common Stock traded on the OTC Bulletin Board on the date of the Conversion Event (or if the Company's Common Stock is not traded on the OTC Bulletin Board on the date of the Conversion Event, the fair market value of the Company's Common Stock as determined by the Board of Directors).

3. Reservation of Shares.

After the occurrence of the Conversion Event the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by its Chief Executive Officer on this 31st day of October, 2005.

R. Scott Cramer, Chief Executive Officer

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